Exhibit 10.8

Regular Shareholders Holding Less than 1% (12/11)

__________, 2021

EF Hutton,

division of Benchmark Investments, LLC

as Representative of the several Underwriters named on Schedule 1 attached hereto

590 Madison Avenue, 39th Floor

New York, New York 10022

Re: TC BioPharm (Holdings) Limited – Public Offering

Ladies and Gentlemen:

The undersigned holder of ordinary shares, par value £0.01 per share (“Ordinary Shares”), or rights to acquire Ordinary Shares through American Depositary Shares and warrants to purchase Ordinary Shares or American Depositary Shares (“Investor Warrants”) of TC BioPharm (Holdings) Limited, a private company limited by shares organized under the law of Scotland, United Kingdom (the “Company”), understands that you are the representative (the “Representative”) of the several underwriters, if any (collectively, the “Underwriters”), named or to be named in the final form of Schedule I to the underwriting agreement (the “Underwriting Agreement”) to be entered into by the several Underwriters and the Company, providing for the public offering of Ordinary Shares through American depositary Shares and Investor Warrants (the “Public Offering”) registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

For purposes of this Agreement, references to (a) “Company” shall include TC BioPharm (Holdings) plc, a public limited company organized or to be organised under the law of Scotland, United Kingdom that will succeed to the interests of the Company pursuant to a reorganization prior to the closing of the Public Offering and that will be the issuer of the Ordinary Shares and Investor Warrants in the Public Offering, (b) “Ordinary Shares” shall include the ordinary shares of TC BioPharm (Holdings) plc and American Depositary Shares representing the Ordinary Shares, and (c) “Investor Warrants” shall include the warrant securities, the underlying Ordinary Shares and the American Depositary Shares into which the underlying Ordinary Shares may be dematerialized.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means Ordinary Shares, Investor Warrants, any warrant to purchase Ordinary Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Ordinary Shares or any other equity or equity linked security of the Company, including any American Depositary Shares representing the foregoing, in each case owned beneficially or otherwise by the undersigned on the date of closing of the Public Offering or acquired by the undersigned during the Lock-Up Period; provided however, a Relevant Security does not include any Ordinary Shares, including American Depositary shares representing the foregoing that is acquired as a result of any equity award under any equity plan of the Company for the benefit of directors, officers or consultants.

The restrictions in the foregoing paragraph shall not apply to (a) the exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations) of options or warrants to purchase Shares, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares (a “Trading Plan”), provided that (i) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, or (c) any transfer of Ordinary Shares acquired in open market transactions following the closing of the Public Offering, provided the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made. The Lock-Up Period will commence on the date of this Agreement and continue and include the date that is one-hundred eighty (180) days after the closing of the Public Offering.

This Agreement will terminate once the closing price of the Ordinary Shares or American Depositary Shares on the Nasdaq Global Market or such other national securities exchange on which the Company may from time to time list its Ordinary Shares or American Depositary Shares as reported by the Nasdaq Stock Market or other reputable and customary source of closing share prices equals or exceeds 300% of the initial public offering price per Ordinary Share or American Depositary Share in the Public Offering for fifteen consecutive trading sessions on such exchange.

In addition, the undersigned further agrees that during the Lock-Up Period the undersigned will not, without the prior written consent of the Representative: (a) other than in respect of a Form S-8 registration statement, file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the undersigned, or (b) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security beneficially owned by the undersigned.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts;

(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member or members of the immediate family of the undersigned;

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;

(iv)	if the undersigned is a trust, to the beneficiary of such trust;

(v)	by testate or intestate succession;

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(vii)	pursuant to the Underwriting Agreement; or

(viii)	to the Company, it the Company agrees, solely in an amount necessary to satisfy tax obligations (withholding or otherwise) in connection with any grant of restricted Ordinary Shares, exercise or vesting of options or warrants to purchase Ordinary Shares, provided, however, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to enter into this Agreement, (b) this Agreement has been duly authorized (if the undersigned is not a natural person) or, in the case of a natural person, such person has the legal capacity to enter into this Agreement, and (c) this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Agreement.

This Agreement shall be governed by and construed in accordance with the law of the State of New York. Delivery of a signed copy of this Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature:

Name (printed):

Title (if applicable):

Entity (if applicable):